 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated December 10, 2024, relating to the financial statements of K & F Growth Acquisition Corp., as of July 10, 2024 and for the period from July 2, 2024 (inception) through July 10, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 10, 2024